UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2023

RVL Pharmaceuticals plc

(Exact name of registrant as specified in its charter)

Ireland	001-38709	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (908) 809-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	RVLP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On August 15, 2023, RVL Pharmaceuticals plc (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) in connection with a registered direct offering (the “Registered Direct Offering”) and concurrent private placement (the “Private Placement”) with an accredited investor (the “Purchaser”).

Pursuant to the Purchase Agreement, the Company agreed to offer and sell in the Registered Direct Offering 11,000,000 of the Company’s ordinary shares (the “Registered Direct Shares”), nominal value $0.01 per share (“Ordinary Shares”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 870,846 Ordinary Shares. The Pre-Funded Warrants have an exercise price of $0.01 per share, are immediately exercisable and can be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. Each Registered Direct Share is being sold at an offering price of $0.4212 per share, and each Pre-Funded Warrant is being sold at an offering price of $0.4112, which is equal to the purchase price per Registered Direct Share less $0.01. The Purchaser may not exercise any portion of the Pre-Funded Warrants to the extent the Purchaser would own more than 9.99% of the outstanding Ordinary Shares immediately after exercise. The Purchaser may increase or decrease this percentage to a percentage not in excess of 9.99% by providing at least 61 days’ prior notice to the Company.

Pursuant to the Purchase Agreement, the Company also agreed to issue to the Purchaser in the Private Placement Series A-1 Ordinary Warrants to purchase 11,870,846 Ordinary Shares (the “Series A-1 Ordinary Warrants”) and Series A-2 Ordinary Warrants to purchase 11,870,846 Ordinary Shares (the “Series A-2 Ordinary Warrants” and, together with the Series A-1 Ordinary Warrants, the “Private Placement Warrants” and the Private Placement Warrants together with the Pre-Funded Warrants, the “Warrants”). Each Private Placement Warrant has an exercise price of $0.4212 per share. The Private Placement Warrants are not exercisable until the shareholders of the Company approve the issuance of the Private Placement Warrants and the Ordinary Shares upon the exercise thereof (the “Shareholder Approval”). The Series A-1 Ordinary Warrants will expire five (5) years following the date of Shareholder Approval. The Series A-2 Ordinary Warrants will expire eighteen (18) months following the date of Shareholder Approval. The Purchaser may not exercise any portion of the Private Placement Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Ordinary Shares immediately after exercise. The Purchaser may increase or decrease this percentage with respect to either the Series A-1 Ordinary Warrants or the Series A-2 Ordinary Warrants to a percentage not in excess of 9.99% by providing at least 61 days’ prior notice to the Company.

The Company received aggregate gross proceeds of $5.0 million from the Registered Direct Offering and Private Placement (collectively, the “Offerings”), before deducting placement agent fees and other offering expenses payable by the Company. In connection with the Offerings, the Company has agreed to pay H.C. Wainwright & Co., LLC (the “Placement Agent”) a cash fee equal to $375,000 (which represents 7.5% of the aggregate gross proceeds raised in the Offerings) and to issue to the Placement Agent (or its designees) warrants (the “Placement Agent Warrants”) to purchase up to 830,959 Ordinary Shares (which represents 7.0% of the aggregate number of Ordinary Shares and Pre-Funded Warrants sold in the Registered Direct Offering) on substantially the same terms as the Private Placement Warrants except that the exercise price of the Placement Agent Warrants is $0.5265 (or 125% of the offering price per Ordinary Share in the Offerings) and an expiration date of August 15, 2028.

The Offerings closed on August 18, 2023.

Pursuant to the terms of the Purchase Agreement, for a period of 60 days from the closing date of the Offerings, the Company is prohibited, without the prior written consent of the Purchaser, from (i) filing any registration statement or any amendment or supplement thereto, subject to certain exceptions, or (ii) entering into any agreement to issue or announcing the issuance or proposed issuance of any Ordinary Shares or securities convertible or exercisable into Ordinary Shares. Furthermore, pursuant to the terms of the Purchase Agreement, for a period of ten (10) months from the closing date of the Offerings (or, in the case of an “at-the-market” offering in which the Placement Agent acts as the sales agent, six months following the closing date of the Offerings), the Company is prohibited from entering into any agreement to issue Ordinary Shares or Ordinary Share Equivalents (as defined in the Purchase Agreement) involving a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares, subject to certain exceptions.

If a Fundamental Transaction (as defined in the Warrants) occurs, then the successor entity will succeed to the rights and obligations of the Company under the Warrants. If holders of Ordinary Shares are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of a Warrant shall be given the same choice as to the consideration it would receive upon any exercise of such Warrant following such a Fundamental Transaction. Additionally, as more fully described in the Private Placement Warrants, in the event of certain Fundamental Transactions, the holders of the Private Placement Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Private Placement Warrants, as the case may be, on the date of consummation of such Fundamental Transaction.

The Registered Direct Shares, the Pre-Funded Warrants and the Ordinary Shares issuable upon the exercise of the Pre-Funded Warrants, in each case sold in the Registered Direct Offering, were offered and sold pursuant to the Company’s registration statement on Form S-3 (File No. 333-269440) filed on January 27, 2023 and declared effective on February 6, 2023. A copy of the opinion of A&L Goodbody LLP relating to the validity of the securities issued in the Registered Direct Offering is filed herewith as Exhibit 5.1.

The Warrants (excluding the Pre-Funded Warrants) and the Ordinary Shares issuable upon the exercise of the Warrants (excluding the Pre-Funded Warrants) were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated under the Securities Act.

The foregoing descriptions of the Purchase Agreement and the Warrants are not complete and are qualified in their entirety by references to the full text of the form of Purchase Agreement and the forms of Warrants, respectively, which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Current Report on Form 8-K regarding the Private Warrants and the Ordinary Shares issuable upon the exercise of the Private Warrants are incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On August 16, 2023, the Company issued a press release announcing the pricing of the Registered Direct Offering and the Private Placement. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A-1 Ordinary Warrant
4.3	Form of Series A-2 Ordinary Warrant
4.4	Form of Placement Agent Ordinary Warrant
5.1	Opinion of A&L Goodbody LLP, dated August 18, 2023
10.1	Form of Securities Purchase Agreement, dated August 15, 2023
23.1	Consent of A&L Goodbody LLP (included in Exhibit 5.1)
99.1	Press Release, dated August 16, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVL PHARMACEUTICALS PLC

Dated: August 18, 2023	By:	/s/ Brian Markison
Brian Markison
Chief Executive Officer